SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 22, 2011

GOLDLAND HOLDINGS, CO.

(Exact name of registrant as specified in its charter)

Delaware	000-53505	90-0350814
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2520 Manatee Avenue West, Suite 200

Bradenton, Florida 34205

 (Address of principal executive offices) (Zip Code)

(941) 761-7819

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2011, D. Roger Scammell announced his resignation as President of GoldLand Holdings, Co. (the “Registrant”) in order to devote more time to family matters.  Mr. Scammell remains a director.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Registrant held its Annual Meeting of Stockholders on September 22, 2011 (the “Annual Meeting”).

At the Annual Meeting, our stockholders (i) elected the persons listed below to serve as directors for a term of one year expiring at the 2012 Annual Meeting of Stockholders and until their successors are duly elected and qualified; (ii) approved our 2010 Stock Option Plan; and (iii) ratified the appointment of W.T. Uniack & Co. CPA’s P.C. to serve as our independent registered public accounting firm for 2011.

Set forth below are the preliminary voting results for these proposals:

Item 1:	The election of four directors for a one-year term expiring at the 2012 Annual Meeting
	For	Withheld	Broker Non-Votes
Pierre Quilliam	134,197,652	3,335,685	49,521,447
Allan Breitkreuz	137,239,137	294,200	49,521,447
Denise Quilliam	129,505,496	8,027,841	49,521,447
Christian Quilliam	129,683,670	7,849,667	49,521,447
D. Roger Scammell	137,023,937	509,400	49,521,447

Item 2:	Approval of 2010 Stock Option Plan
	For	Against	Abstain	Broker Non-Votes
	133,280,056	3,442,261	811,020	49,521,447

Item 3:	The ratification of the appointment by the Company of W.T. Uniack & Co. CPA’s P.C. as the Company’s independent registered public accounting firm for 2011
	For	Against	Abstain
	185,938,202	735,582	381,000

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GOLDLAND HOLDINGS, CO.
Date: September 30, 2011	/s/ Pierre Quilliam
By: Pierre Quilliam, Chief Executive Officer

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